Exhibit 99.2

Emmaus Life Sciences Completes Merger

-- Emmaus Shares Expected to Begin Trading Tomorrow on Nasdaq
Under Ticker Symbol “EMMA” --

Torrance CA, July 17, 2019 - Emmaus Life Sciences, Inc., a leader in sickle cell disease treatment, and MYnd Analytics, Inc. announced today that they have completed the previously announced merger transaction, following stockholder approval by both companies on July 9. The effective time of the merger was 6:00 P.M., Eastern time, today.

MYnd Analytics, formerly traded on Nasdaq under the ticker symbol “MYND,” changed its name to Emmaus Life Sciences, Inc. (“new” Emmaus), and the privately owned Emmaus Life Sciences, Inc. changed its name to EMI, Inc., and became a wholly owned operating subsidiary of the “new” Emmaus. The “new” Emmaus common shares are expected to begin trading on the Nasdaq Capital Market tomorrow, July 18, 2019, under the ticker symbol “EMMA.” However, the listing of the common shares on Nasdaq remains subject to Nasdaq approval and the satisfaction of all initial listing requirements. In the interim, until further notice from Nasdaq, the common shares will trade on The Nasdaq Capital Market.

As part of the merger, the former stockholders of Emmaus will receive approximately 1.05 shares of MYnd common stock for each share of common stock of Emmaus held prior to the merger.  This exchange ratio gives effect to a 1-for-6 reverse stock split of the MYnd shares effected prior to the merger. Immediately after the merger, MYnd changed its name to Emmaus Life Sciences, Inc. and the former stockholders and other equity holders of the merged entity owned 94.1% of Emmaus common stock on a fully diluted basis. The existing MYnd warrants will trade on The Nasdaq Capital Market under the symbol “EMMAW”; however, Emmaus anticipates filing a Form 25 to voluntarily delist the warrants as they do not meet current Nasdaq listing standards. The delisting of the warrants would take place 10 days thereafter, at which time the warrants are expected to be eligible to trade OTC.

“We are entering the next stage in our evolution with the successful completion of the merger and the start of our journey as a Nasdaq-listed company,” said Yutaka Niihara, M.D., M.P.H., Chairman and Chief Executive Officer of Emmaus. “As a publicly traded company with greater access to the capital markets, Emmaus is in an excellent position to build upon our recent accomplishments in affording treatment to those around the world suffering from sickle cell disease and expand our platform to address additional clinical indications. We will continue to focus on our mission of improving the lives of people in need through the discovery, development and commercialization of innovative treatments and therapies.”

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. For more information, please visit www.emmauslifesciences.com.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and Emmaus assumes no duty to update forward-looking statements. In addition to factors previously disclosed in Emmaus’ reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the risk that the Emmaus common stock is not approved for continued listing on The Nasdaq Capital Market or is de-listed, which could have a material adverse effect on the marketability and any trading prices of the common stock.

Company Contact:	Investor Relations Contact:
Emmaus Life Sciences, Inc.	PondelWilkinson Inc.
Joseph (Jay) C. Sherwood III	Roger Pondel/Laurie Berman
Chief Financial Officer	Tel: (310) 279-5980
Tel: (310) 214-0065, Ext. 3005	Email: EMMA@pondel.com
Email: jsherwood@emmauslifesciences.com

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